UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2025

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Term Loan Facility
On April 16, 2025, NN, Inc., a Delaware corporation (the “Company”) closed on a new Term Loan Facility (the “Term Loan Facility”). The Term Loan Facility is governed by a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent for the lenders. The Company intends to use the proceeds from the Term Loan Facility to repay all of its outstanding obligations under its Existing Credit Agreement (as defined below). Capitalized terms not defined herein shall have the meaning ascribed to them in the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Amount and Interest. The Term Loan Credit Agreement provides for senior secured credit facilities consisting of (i) $118.0 million of Term Loans and (ii) $10.0 million of Delayed Draw Term Loans for an aggregate amount of $128.0 million.
Under the Term Loan Credit Agreement, interest rates on the Term Loans are determined based on the type of Loan, the timing of financial reporting, and whether the Delayed Draw Funding Date has occurred. From April 16, 2025 (the “Closing Date”), until the earlier of (i) delivery of financial statements for the fiscal quarter ending March 31, 2026, and (ii) the Delayed Draw Funding Date, (A) Base Rate Loans are 8.25% per annum and (B) Adjusted Term SOFR Rate Loans are 9.25% per annum. If the Delayed Draw Funding Date has not occurred and after financial statements are delivered, rates vary based on the Consolidated Net Leverage Ratio.
For interest payments due within 24 months of the Closing Date, the Company may elect to pay a portion of interest in kind (PIK), subject to a minimum cash interest of 5.25% for Adjusted Term SOFR Rate Loans and 4.25% for Base Rate Loans. A 0.50% rate increase applies to Term Loans for which a PIK Election is made.
The Term Loan Credit Agreement also allows the Company to request the establishment of one or more additional Term Loan commitments up to $15.0 million, subject to specified terms and conditions, so long as (i) for Incremental Term Loans secured by a Lien on the Collateral, the Consolidated Secured Net Leverage Ratio is not greater than 3.25 to 1.00 and (ii) for unsecured Incremental Term Loans the Consolidated Net Leverage Ratio is not greater than 3.25 to 1.00.
Maturity. The final maturity date of the Term Loan Credit Agreement is April 16, 2030.
Prepayment. The Company may voluntarily prepay outstanding Loans under the Term Loan Facility, in whole or in part without premium or penalty at any time following the second anniversary of the Closing Date. Prior to the first anniversary of the Closing Date, the Company will be subject to a Prepayment Premium equal to the then-present value of (i) 2.00% of the outstanding principal amount of the Term Loans so prepaid, plus (ii) all remaining unaccrued scheduled interest payments due on such Term Loans through the first anniversary of the Closing Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points. The Company may be subject to a prepayment penalty of 2.00% of the amount of such Loans that it prepays following the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date. The Term Loan Credit Agreement requires the Company to prepay outstanding Loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow; (ii) 100% of the Net Cash Proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of its subsidiaries, and 100% of the Net Cash Proceeds from certain insurance and condemnation events with respect to the Company’s or any of its subsidiaries’ assets, in each case subject to customary thresholds and reinvestment rights; and (iii) 100% of the Net Cash Proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted by the Term Loan Credit Agreement by the Company or any of its subsidiaries.
Financial Covenant. As of the Closing Date, the Term Loan Credit Agreement requires that the Company maintain a quarterly maximum Consolidated Net Leverage Ratio of 4.00 to 1.00, which decreases in accordance with the terms of the Term Loan Credit Agreement to 2.75 to 1.00 for each fiscal quarter after the fiscal quarter ending March 31, 2028.
First Amendment to ABL Credit Agreement
In connection with the Term Loan, the Company and certain of the Company’s subsidiaries entered into that certain First Amendment to Revolving Credit and Security Agreement, dated April 16, 2025, with the lenders party thereto and PNC Bank, National Association, as administrative agent (the “First Amendment”).
The foregoing summaries of the Term Loan Credit Agreement and First Amendment are qualified in their entirety by reference to the full text of (i) the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and (ii) the First Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On April 16, 2025, the Company terminated its existing $150.0 million term loan facility pursuant to that certain term loan credit agreement, dated as of March 22, 2021 (as amended, restated, supplemented or otherwise modified) by and between the Company, the guarantors from time to time party thereto and the lenders from time to time party thereto and Oaktree Fund Administration, LLC as administrative agent (the “Existing Credit Agreement”).

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE
On April 16, 2025, the Company issued a press release announcing the new Term Loan Facility. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Pursuant to the rules and regulations of the United States Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this Current Report (including Exhibit 99.1) is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Term Loan Credit Agreement, dated as of April 16, 2025, among NN, Inc., as the Borrower and The Lenders Party Hereto and Alter Domus (US) LLC, as Administrative Agent for all of the Lenders.
10.2*
First Amendment to Revolving Credit and Security Agreement, dated as of April 16, 2025, by and among NN, Inc. as Borrower, certain subsidiaries of NN, Inc., the lenders party thereto and PNC Bank, National Association, as lender and as agent.

99.1	Press Release issued by NN, Inc., dated April 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*     Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the United States Securities and Exchange Commission upon its request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 17, 2025

NN, INC.

By:	/s/ Christopher H. Bohnert
Name:	Christopher H. Bohnert
Title:	Senior Vice President and Chief Financial Officer